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                                                                     EXHIBIT 3.1

                                                     ENDORSED - FILED
                                         In the office of the Secretary of State
                                                of the State of California
                                                       NOV 28 2001
                                              BILL JONES, Secretary of State


                            CERTIFICATE OF OWNERSHIP


        Skuli Mogensen and Jon L. Arnason certify that:

        (1) OZ.COM, a California corporation is the parent corporation (the "Surviving Corporation") and OZ Communications, Inc., a California corporation is the subsidiary corporation (the "Disappearing Corporation"). The corporations together are referred to as the "Constituent Corporations."

        (2) Surviving Corporation owns one hundred percent (100%) of Disappearing Corporation.

        (3) The following resolutions were adopted and approved by the Board of Directors of the Surviving Corporation:

          NOW, THEREFORE, BE IT RESOLVED, that OZ Communications, Inc. be merged with and into OZ.COM in accordance with California Corporations Code Sections 1100 et seq.;

          RESOLVED FURTHER, the OZ Communications, Inc. will be merged with and into OZ.COM, which shall survive the merger. On the effective date of the merger, OZ Communications, Inc's separate existence shall cease and OZ.COM shall (i) succeed to all of OZ Communications, Inc.'s rights and property; and (ii) be subject to all of OZ Communications, Inc.'s liabilities and obligations;

          RESOLVED FURTHER, by virtue of the merger and without any action by OZ.COM, upon the effective date each share of capital stock of OZ Communications, Inc. shall be cancelled. The shares of OZ.COM outstanding immediately prior to the merger shall not be changed by reason of the merger;

          RESOLVED FURTHER, Article I of OZ.COM's Articles of Incorporation, as amended and in effect on the effective date, are amended on the effective date as follows:

                                       I.

          The name of this corporation is OZ COMMUNICATIONS, INC.
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     RESOLVED FURTHER, OZ.COM's Bylaws as amended and in effect on the effective date shall continue to be its Bylaws without change as a result of the merger;

     RESOLVED FURTHER, OZ.COM's officers and directors shall continue and remain as such after the effective date for the full unexpired terms of their respective offices, or until their successors have been duly elected or appointed and qualified;

     RESOLVED FURTHER, the effective date of merger shall be at the close of business on the date when this a Certificate of Ownership reflecting these resolutions is duly filed in the office of the California Secretary of State in accordance with California Corporations Code Section 1110(e);

     RESOLVED FURTHER, that the officers of OZ.COM be, and each of them hereby is, authorized, empowered and directed to do or cause to be done all such acts or things and to sign and deliver, or cause to be signed and delivered, all such documents, instruments and certificates (including, without limitation, all notices and certificates required or permitted to be given or made under the terms of any of the agreements approved herein), in the name and on behalf of OZ.COM or otherwise, as such officer or officers of OZ.COM executing the same shall deem necessary, advisable or appropriate to effectuate or carry out the purposes and intent of the foregoing resolution and to perform the obligations of OZ.COM under the instruments referred to therein; and

     RESOLVED FURTHER, that the execution of any document and the taking of any other action pursuant to the foregoing resolutions shall conclusively evidence the due authorization thereof by the OZ.COM.

     We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct as of our own knowledge.

Dated:  November 28, 2001                  /s/ SKULI MOGENSEN
       -------------------                 -----------------------------------
                                           Skuli Mogensen, President

                                           /s/ JON L. ARNASON
                                           -----------------------------------
                                           Jon L. Arnason, Secretary


                                                         [SEAL OF THE OFFICE OF
                                                         THE SECRETARY OF STATE]